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EXHIBIT (23)


CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-56464) pertaining to The CoBancorp Inc. 1992 Long-Term Incentive Plan of our report dated January 20, 1995, with respect to the consolidated financial statements of CoBancorp Inc. and subsidiary included in the Annual Report (Form 10-K) for the year ended December 31, 1994.




                                            Ernst & Young LLP


Cleveland, Ohio
March 27, 1995